Exhibit 10.1

Fiscal Year 2016 Long-Term Equity Incentive Awards
(Restricted Stock Time-Based Vesting)

Named Executive Officer	Restricted Stock* (Time-Based Vesting) (#)

Michael R. Benkel
Executive Vice President, Planning and Allocations	10,917

Laura A. Coffey
Executive Vice President, Interim Chief Financial Officer	6,898

Catherine David
Executive Vice President, Merchandising	13,646

Sharon M. Leite
Executive Vice President, Sales and Customer Experience	12,888

*These equity awards were granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, restated as amended through March 25, 2011.  The form of time-based restricted stock award agreement is attached as Exhibit 10.2.  The grants were effective April 10, 2015.